As filed with the Securities and Exchange Commission on November 3, 2010
Registration No. 333-170063
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RDA MICROELECTRONICS, INC.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Suite 302, Building 2, 690 Bibo Road
Pudong District, Shanghai, 201203
People’s Republic of China
(86-21) 5027-1108
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong (852) 3740-4700	James C. Lin, Esq. Davis Polk & Wardwell LLP 18th Floor, The Hong Kong Club Building 3A Chater Road Hong Kong (852) 2533-3300

Approximate date of commencement of proposed sale to the public:  as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to Be	Proposed Maximum	Proposed Maximum	Amount of
Securities to Be Registered	Registered(1)(2)	Offering Price Per Share(1)	Aggregate Offering Price(1)(2)	Registration Fee
Ordinary shares, par value $0.01 per share(3)	51,750,000	$1.75	$90,562,500	$6,457.11(4)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(2)	Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-170171). Each American depositary share represents six ordinary shares.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to (a) revise footnote 3 on the front cover to reflect the filing of the registration statement on Form F-6; (b) amend the exhibit index and (c) file Exhibit 4.3 and revised versions of Exhibits 5.1, 8.2 and 99.2 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our amended and restated articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.3 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

	Date of	Type and		Underwriting
	Sale or	Number of		Discount and
Purchaser	Issuance	Securities	Consideration	Commission
			($)

Warburg Pincus Private Equity VIII, L.P.	January 2007	7,270,331 Series C convertible redeemable preferred shares	2,422,753	Not applicable
Warburg Pincus Netherlands Private Equity VIII I, C.V.	January 2007	210,734 Series C convertible redeemable preferred shares	70,225	Not applicable
WP-WPVIII Investors, L.P. (as successor in interest to Warburg Pincus Germany Private Equity VIII, K.G.)	January 2007	21,073 Series C convertible redeemable preferred shares	7,022	Not applicable
Warburg Pincus International Partners, L.P.	January 2007	7,190,950 Series C convertible redeemable preferred shares	2,396,300	Not applicable

	Date of	Type and		Underwriting
	Sale or	Number of		Discount and
Purchaser	Issuance	Securities	Consideration	Commission
			($)

Warburg Pincus Netherlands International Partners I, C.V.	January 2007	300,086 Series C convertible redeemable preferred shares	100,000	Not applicable
WP-WPIP Investors L.P. (as successor in interest to Warburg Pincus Germany International Partners, K.G.)	January 2007	11,103 Series C convertible redeemable preferred shares	3,700	Not applicable
IDG-ACCEL China Growth Fund L.P.	January 2007	11,563,796 Series C convertible redeemable preferred shares	3,853,500	Not applicable
IDG-ACCEL China Growth Fund-A L.P.	January 2007	2,363,174 Series C convertible redeemable preferred shares	787,500	Not applicable
IDG-ACCEL China Investors L.P.	January 2007	1,077,307 Series C convertible redeemable preferred shares	359,000	Not applicable
Executive officers and employees	September 2007	Options to purchase 10,100,937 ordinary shares	Past and future services to our company	Not applicable
Executive officers and employees	August 2009	Options to purchase 670,000 ordinary shares	Past and future services to our company	Not applicable
Executive officers and employees	November 2009	Restricted share units representing 5,903,587 ordinary shares	Past and future services to our company	Not applicable
Executive officers and employees	December 2009	12,899,062 ordinary shares upon exercise of vested stock options	1,794,639	Not applicable
Executive officers	January 2010	1,356,547 restricted shares	Past and future services to our company	Not applicable
Employees	January 2010	Restricted share units representing 108,107 ordinary shares	Past and future services to our company	Not applicable
Zhangjiang RDK Company Limited	March 2010	1,950,642 ordinary shares	4,200,000	Not applicable
Executive officers	October 2010	794,213 ordinary shares with restrictions on voting and dividends	Past and future services to our company	Not applicable

Item 8.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number		Description of Document

1	.1**	Form of Underwriting Agreement.
3	.1*	Third Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect.
3	.2*	Amended and Restated Memorandum and Articles of Association of the Registrant, as effective upon the completion of this offering.
4.1		Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3).
4	.2*	Registrant’s Specimen Certificate for Ordinary Shares.
4.3		Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts.
4	.4*	Second Amended and Restated Shareholders Agreement dated as of February 25, 2010 among the Registrant, certain of the Registrant’s ordinary shareholders and all of its preferred shareholders and RDA Microelectronics (BVI) Inc., RDA International, Inc., RDA Technologies Limited, RDA Microelectronics (Shanghai) Ltd. and RDA Microelectronics (Beijing) Co., Ltd.
5.1		Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered.
8.1		Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters (included in Exhibit 5.1).
8.2		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. tax matters.
10	.1*	2005 Share Option Scheme.
10	.2*	2009 Share Incentive Plan.
10	.3*	Form of Indemnification Agreement with the Registrant’s directors and officers.
10	.4*	Form of Employment Agreement between the Registrant and an Executive Officer of the Registrant.
10	.5*	Technology License Agreement between the Registrant and ARM Limited dated February 26, 2008.
10	.6*†	Annex to Technology License Agreement between the Registrant and ARM Limited dated June 22, 2009.
10	.7*†	Annex to Technology License Agreement between the Registrant and ARM Limited dated June 22, 2009.
10	.8*	Distribution agreement dated as of June 3, 2005 between RDA Microelectronics (BVI) Inc. (formerly known as RDA Microelectronics, Inc.) and Arrow Asia Pacific Inc.
10	.9*	Distribution agreement dated as of March 25, 2008 between RDA Technologies Limited and Auctus Technologies (Hong Kong) Limited.
10	.10*	Distribution agreement dated as of May 6, 2008 between RDA Technologies Limited and Giatek Corporation Ltd.
10	.11*†	License agreement dated as of May 12, 2010, between RDA Technologies Limited and Silicon Laboratories Inc.
10	.12*	Distribution agreement dated as of September 3, 2010 between RDA Technologies Limited and China Achieve Limited.
10	.13*	Distribution agreement dated as of August 27, 2010 between RDA Technologies Limited and Versatech Microelectronics Limited.
21	.1*	Subsidiaries of the Registrant.
23	.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an Independent Registered Public Accounting Firm.

Exhibit
Number		Description of Document

23.2		Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.3		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2).
23	.4*	Consent of Jun He Law Offices.
23	.5*	Consent of Kern Lim to be named to become a director.
23	.6*	Consent of Kin-Wah Loh to be named to become a director.
23	.7*	Consent of Peter Wan to be named to become a director.
23	.8*	Consent of iSuppli Corporation.
24	.1*	Powers of Attorney (included on signature page).
99	.1*	Code of Business Conduct and Ethics of the Registrant.
99.2		Opinion of Jun He Law Offices regarding certain PRC law matters.

*	Previously filed.
**	To be filed by amendment.
†	Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted and filed separately with the Commission.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on November 3, 2010.

RDA MICROELECTRONICS, INC.

By:	/s/ Vincent Tai
Name: Vincent Tai
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ * Name: Vincent Tai		Chairman and Chief Executive Officer (principal executive officer)	November 3, 2010

/s/ Lily (Li) Dong Name: Lily (Li) Dong		Chief Financial Officer (principal financial and accounting officer)	November 3, 2010

/s/ * Name: Shuran Wei		Chief Technology Officer and Director	November 3, 2010

/s/ * Name: Julian Cheng		Director	November 3, 2010

/s/ * Name: Gordon (Yi) Ding		Director	November 3, 2010

*By:	/s/ Lily (Li) Dong Name: Lily (Li) Dong, Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of RDA Microelectronics, Inc. has signed this registration statement or amendment thereto in New York on November 3, 2010.

Authorized U.S. Representative

By:	/s/ Kate Ledyard
Name: Kate Ledyard
Title: Manager
       Law Debenture Corporate Services Inc.

RDA MICROELECTRONICS, INC.

EXHIBIT INDEX

Exhibit
Number		Description of Document

1	.1**	Form of Underwriting Agreement.
3	.1*	Third Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect.
3	.2*	Amended and Restated Memorandum and Articles of Association of the Registrant, as effective upon the completion of this offering.
4.1		Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3).
4	.2*	Registrant’s Specimen Certificate for Ordinary Shares.
4.3		Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts.
4	.4*	Second Amended and Restated Shareholders Agreement dated as of February 25, 2010 among the Registrant, certain of the Registrant’s ordinary shareholders and all of its preferred shareholders and RDA Microelectronics (BVI) Inc., RDA International, Inc., RDA Technologies Limited, RDA Microelectronics (Shanghai) Co., Ltd. and RDA Microelectronics (Beijing) Co., Ltd.
5.1		Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered.
8.1		Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters (included in Exhibit 5.1).
8.2		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. tax matters.
10	.1*	2005 Share Option Scheme.
10	.2*	2009 Share Incentive Plan.
10	.3*	Form of Indemnification Agreement with the Registrant’s directors and officers.
10	.4*	Form of Employment Agreement between the Registrant and an Executive Officer of the Registrant.
10	.5*	Technology License Agreement between the Registrant and ARM Limited dated February 26, 2008.
10	.6*†	Annex to Technology License Agreement between the Registrant and ARM Limited dated June 22, 2009.
10	.7*†	Annex to Technology License Agreement between the Registrant and ARM Limited dated June 22, 2009.
10	.8*	Distribution agreement dated as of June 3, 2005 between RDA Microelectronics (BVI) Inc. (formerly known as RDA Microelectronics, Inc.) and Arrow Asia Pacific Inc.
10	.9*	Distribution agreement dated as of March 25, 2008 between RDA Technologies Limited and Auctus Technologies (Hong Kong) Limited.
10	.10*	Distribution agreement dated as of May 6, 2008 between RDA Technologies Limited and Giatek Corporation Ltd.
10	.11*†	License agreement dated as of May 12, 2010, between RDA Technologies Limited and Silicon Laboratories Inc.
10	.12*	Distribution agreement dated as of September 3, 2010 between RDA Technologies Limited and China Achieve Limited.
10	.13*	Distribution agreement dated as of August 27, 2010 between RDA Technologies Limited and Versatech Microelectronics Limited.
21	.1*	Subsidiaries of the Registrant.

Exhibit
Number		Description of Document

23	.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an Independent Registered Public Accounting Firm.
23.2		Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.3		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2).
23	.4*	Consent of Jun He Law Offices.
23	.5*	Consent of Kern Lim to be named to become a director.
23	.6*	Consent of Kin-Wah Loh to be named to become a director.
23	.7*	Consent of Peter Wan to be named to become a director.
23	.8*	Consent of iSuppli Corporation.
24	.1*	Powers of Attorney (included on signature page).
99	.1*	Code of Business Conduct and Ethics of the Registrant.
99.2		Opinion of Jun He Law Offices regarding certain PRC law matters.

*	Previously filed.
**	To be filed by amendment.
†	Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted and filed separately with the Commission.